LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	Know all by these presents, that the undersigned's hereby constitutes and appoints each of Bruce A. Newman and Jane Giles, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and
on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Harris Interactive Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and
on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3,4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Secruities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsover in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsover requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of August, 2002.


									   _________________________________

						Signature



Gordon S. Black						    Print
Name



STATE OF New York

COUNTY OF Monroe

	On
this 27th day of August, in the year 2002, before me, the undersigned, a notary public in and for said state, personally appeared Gordon S. Black, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instuments, the individual, or the person upon behalf of which the individual acted, executed the instrument.



_________________________________
Valerie P. Ciufo				   Notary Public




									   March 30, 2003
						My Commission
Expires: